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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                    September 14, 2000 (September 12, 2000)


                        AMERICAN TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



       Delaware                        0-24248                 87-0361799
       --------                        -------                 ----------
(State or other jurisdiction of      (Commission       (I.R.S. Empl. Ident. No.)
incorporation or organization)       File Number)



  13114 Evening Creek Drive South, San Diego, California          92128
  ------------------------------------------------------          -----
        (Address of principal executive offices)               (Zip Code)


                                 (858) 679-2114
                                 --------------
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS
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On September 12, 2000, American Technology Corporation (the "Company") appointed
Elwood G. Norris as Chairman of the Board of Directors and Chief Executive Officer. Mr. Norris, who founded the Company, has been a director of the Company and previously held the office of Chief Technology Officer. The Company also appointed Terry Conrad as President. Mr. Conrad has held various positions with the Company since July 10, 1998. He has over 15 years of sound industry experience.

Cornelius J. Brosnan agreed to resign as the Company's Chairman, President and Chief Executive Officer and as a director of the Company. The Company agreed to pay Mr. Brosnan severance equal to nine months' base salary, and to treat such resignation as a termination without cause under Mr. Brosnan's employment agreement and existing options with the Company. Mr. Brosnan has further agreed not to disclose the Company's trade secrets and, to the extent necessary to protect the Company's trade secrets, not to compete with the Company's parametric speaker business in the United States for a period of two years.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN TECHNOLOGY CORPORATION




Date:   September 14, 2000              By: /s/ RENEE WARDEN
                                        -----------------
                                            Renee Warden
                                            Chief Accounting Officer,
                                            Treasurer and Secretary

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